Exhibit 10.3

AMENDMENT NO. 1

TO THE

BNC BANCORP

OMNIBUS STOCK OWNERSHIP AND

LONG TERM INCENTIVE PLAN

This is Amendment No. 1 to the BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan (the “Omnibus Plan”) of BNC Bancorp, a North Carolina corporation with its principal office in High Point, North Carolina (the “Company”) under which ISOs, and Non-Qualified Options to acquire shares of the Stock, Restricted Stock, or SARs, have been, prior to the date hereof, and may be granted from time to time in the future to Eligible Directors and Eligible Employees of the Company and any of its Subsidiaries. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Whereas, the Plan was established to promote the interests of the Company by attracting and retaining directors and employees of outstanding ability and to provide executive and other key employees of the Company and its Subsidiaries greater incentive to make material contributions to the success of the Company by providing them with equity based compensation, which will increase in value based upon the market performance of the Company’s common stock and corporate achievement of financial and other performance goals.

Whereas, the Plan was approved by the Company’s shareholders on May 18, 2004.

Whereas, as of December 31, 2009 only Rights representing 18,615 shares of common stock were remaining to be awarded under the Plan.

Whereas, the Company’s Board of Directors is committed to the stated goals of the Plan and believes that continuing such Plan is in the best interest of the Company and its shareholders.

Whereas, the Board of Directors, subject to shareholder approval at the Annual Meeting of Shareholders to be held on June 15, 2010, has approved amending the Plan to provide for additional shares to the Plan Pool as set forth in this Amendment No. 1.

AMENDMENT

The definition of “Plan Pool”, contained in ARTICLE I DEFINITIONS, shall be amended to include an additional 400,000 shares of authorized but unissued Common Stock, as adjusted pursuant to Section 2.3(b) from time to time, which shall be available as Stock under the Plan.

All other definitions and all other rights, terms and conditions set forth in the Plan shall remain the same with the same force and effect as originally adopted and approved by the Company’s shareholders.